BALSAM VENTURES, INC.

For Immediate Release

BALSAM VENTURES, INC. ANNOUNCES RESTATEMENT OF FINANCIAL STATEMENTS

Vancouver, British Columbia, May 16, 2005 – Balsam Ventures, Inc. (OTCBB: BLSV) (“BALSAM”). On May 13, 2005, the Board of Directors of Balsam Ventures, Inc. (“Balsam”) concluded in consultation with Balsam’s current and former independent accountants that Balsam’s audited financial statements for its 2003 fiscal year, and its unaudited financial statements for its 2004 quarters ended March 31, June 30 and September 30, should no longer be relied upon due to errors contained in those financial statements and that those financial statements should be restated. These errors were related to the manner in which the beneficial conversion feature attached to certain convertible notes issued by Balsam in October of 2003 (the “Convertible Notes”) were accounted for.

In correcting the accounting for the Convertible Notes, each of the above financial statements were restated by recording a discount on the Convertible Notes in the amount of $260,000 and a corresponding increase was made to additional paid in capital. This discount is being accreted to interest expense using the interest method over the life of the Convertible Notes (three years). As the effective interest rate, which is determined by dividing the actual interest rate on the convertible debentures by the discounted debt amount, approaches infinity, the interest expense to be recorded approximates the future cash payments. Balsam’s Statement of Operations and Statement of Cashflows for the above periods were unaffected by the restatement.

Balsam will file with the SEC a report on Form 8-K attaching the restated financial statements.

For additional information please contact:

John Boschert
Secretary, Treasurer and Chief Financial Officer
Suite 200, 20 East Foothill Boulevard
Arcadia, California
(626) 574-2911